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                                                                   EXHIBIT 99.1

      Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

                                   PARAGON COYOTE TEXAS, LTD.,
                                     a Texas limited partnership

                                   By:     Paragon Management Group, Inc.,
                                            a Texas corporation, General Partner

                                           By:  /s/ Mark A. Pappas
                                                    Mark A. Pappas, President

                                   PARAGON MANAGEMENT GROUP, INC.,
                                     a Texas corporation

                                   By:  /s/ Mark A. Pappas
                                            Mark A. Pappas, President

                                   /s/ Mark A. Pappas
                                   MARK A. PAPPAS